                                  EXHIBIT 9(b)

                                                       Dated: September 15, 1998

                               FORM OF SCHEDULE A
                                     TO THE
                     MANAGEMENT AND ADMINISTRATION AGREEMENT
                        BETWEEN AMSOUTH MUTUAL FUNDS AND
                              ASO SERVICES COMPANY

Name of Fund                                           Compensation*
------------                                           -------------

AmSouth Prime Obligations Fund, AmSouth                Annual Rate of twenty
U.S. Treasury Fund, AmSouth Tax Exempt                 one-hundredths of one
Fund, AmSouth Equity Fund, AmSouth Regional            percent (0.20%) of each
Equity Fund, AmSouth Balanced Fund, AmSouth            such Fund's average daily
Bond Fund, AmSouth Limited Maturity Fund,              net assets
AmSouth Municipal Bond Fund, AmSouth
Government Income Fund, AmSouth Florida
Tax-Free Fund, AmSouth Capital Growth Fund,
AmSouth Small Cap Fund, AmSouth Equity
Income Fund, AmSouth Enhanced Market Fund, and AmSouth Select Equity Fund


AmSouth Institutional Prime Obligations Fund           Annual Rate of ten
and AmSouth Institutional U.S. Treasury Fund           one-hundredths of one
                                                       percent (0.10%) of each
                                                       such Fund's average daily
                                                       net assets


                                       AMSOUTH MUTUAL FUNDS

                                       By: _______________________________

                                       Title: _____________________________



                                       ASO SERVICES COMPANY

                                       By: _______________________________

                                       Title: ____________________________


---------------------
*All fees are computed daily and paid periodically.